Exhibit 10.4

CAPITAL SOUTHWEST CORPORATION

Form of Non-Qualified Stock Option Agreement

Date of Grant:

Name of Optionee:

Number of Shares:	_____ Shares of Common Stock (the “Shares”)

Exercise Price Per Share:
$______per Share, which exceeds the Fair Market Value of the Shares as of the Date of Grant as determined in accordance with the Capital Southwest Corporation 2009 Stock Incentive Plan, as amended (the “Plan”)

Expiration Date:

Vesting Schedule:
1/3 exercisable beginning on the Trigger Event  Date; an additional 1/3 exercisable beginning on the first anniversary of the Trigger Event Date; and the final 1/3 exercisable beginning on the second anniversary of the Trigger Event Date

Capital Southwest Corporation (the “Company”) hereby awards to the Optionee (the “Optionee”) an option (the “Option”) to purchase from the Company, for the exercise price per share set forth above (the “Exercise Price”), the number of shares of Common Stock of the Company set forth above pursuant to the Plan.  The Option is not intended by the parties hereto to be, and shall not be treated as, an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Option is not intended to be a Qualified Performance-Based Award under the Plan.

To the extent not controlled by the terms and conditions contained in the Plan, the terms and conditions of the Option granted hereby shall be governed by this Non-Qualified Stock Option Agreement (the “Agreement”) as follows:

1.	No Right to Continued Employee Status

Nothing contained in this Agreement shall confer upon Optionee the right to the continuation of his or her Employee status, or to interfere with the right of the Company or other member of the Company Group, as applicable, to terminate such relationship.

2.	Vesting of Option

The Option shall vest in accordance with the Vesting Schedule set forth above.

For purposes hereof, “Trigger Event” means a transformative transaction intended to increase the market value of the Company equity for the benefit of its shareholders, which may involve, for example, a spinoff of one or more wholly-owned subsidiaries of the Company (collectively, “Spinco”), a going private transaction, a leveraged recapitalization, or termination of the Company’s regulated investment company status and (b) “Trigger Event Date” means the 90th day following the consummation of the Trigger Event, unless the Trigger Event is a going private transaction, in which case the Trigger Event Date shall be the closing date of such transaction.

Notwithstanding the foregoing, in the event of a Change of Control that occurs on or following the consummation of a Trigger Event, all unvested Options shall immediately vest in full.  Further, if the Trigger Event is effected through a spinoff transaction in connection with which the Optonee’s employment is transferred to Spinco, in the event a Change of Control of Spinco (substituting Spinco for the Company in such definition) occurs following the consummation of the Trigger Event, all unvested Options shall immediately vest in full.

3.	Exercise; Transferability

(a)	Exercise Method. The Option shall be exercised by delivery to the Company of (i) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Exhibit A and (ii) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan). Optionee may also exercise the Option through a cashless exercise in accordance with the Plan and the Company’s rules and procedures governing cashless exercises. Any cashless exercise permitted hereunder will be subject to any applicable limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002.

(b)	Transferability. Unless otherwise required by law, the Option shall not be assignable or transferable other than by will, by the laws of descent and distribution, or by a qualified domestic relations order, and may be exercised during the lifetime of the Optionee only by the Optionee (or the Optionee’s guardian or legal representative) or an alternate payee under a qualified domestic relations order.

4.	Certain Adjustments

Adjustments to the Option shall be effected in accordance with Section 16(a) of the Plan.  For the avoidance of doubt, in the event of any distribution of shares of a Company subsidiary to Company shareholders in connection with a spinoff transaction, the Company will retain the number of shares of such entity that the Optionee would have received if the Optionee had exercised the Option immediately prior to such distribution and the Optionee will additionally be conveyed such shares and any dividends or other distributions received in respect thereof upon the exercise of the Option.

5.	Termination of Service

The transfer of Optionee’s employment to Spinco will not constitute a Termination of Service under this Agreement and the Optionee will be considered, for purposes of this Agreement, to be an Employee of the Company Group for so long as Optionee’s employment with Spinco continues, notwithstanding that Spinco ceases to be a subsidiary of the Company.

6.	Notices

Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

7.	Modification, Extension and Renewal of Options

The Board or Committee, as described in the Plan, may modify, extend or renew the Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Plan, the Code, and the applicable laws of the State of Texas.  Notwithstanding the foregoing provisions of this Section 7, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of the Optionee under this Agreement except to the extent permitted under the Plan.

8.	Agreement Subject to Plan; Applicable Law

This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  A copy of the Plan is attached hereto.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan.  This Agreement shall be governed by the laws of the State of Texas and subject to the exclusive jurisdiction of the courts therein.  Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on as of the date first above written.

COMPANY:

CAPITAL SOUTHWEST CORPORATION

By:
Name:
Title:

OPTIONEE:

Name:

Address:

EXHIBIT A

Capital Southwest Corporation

NON-QUALIFIED STOCK OPTION EXERCISE FORM

Date:

Attention:

The undersigned hereby elects to exercise all or a portion of the Options issued to him/her by Capital Southwest Corporation (the “Company”) and dated _______ (the “Options”) and to purchase ____________ shares of common stock of the Company (the “Shares”) at an exercise price of _______ Dollars ($___) per share or an aggregate purchase price of ________________________ Dollars ($_______) (the “Exercise Price”).  Pursuant to the terms of the Option Agreement the undersigned has delivered the Exercise Price herewith in full in cash or ______________.

Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned.

By:

Typed Name:

Address:

EXHIBIT B

Capital Southwest Corporation

INVESTMENT REPRESENTATION LETTER

Date:

Attention:

I am acquiring the Shares for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or state securities laws.  I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of my investment in the Shares; and, I and any account for which I am acting each are able to bear the economic risks of my or its investment.

By:

Typed Name:

Address: